Exhibit 33.2

[First Republic Bank Logo]

Management Assessment

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform) as of and for the year ended December 31, 2013, except for servicing criteria Item 1122(d)(1)(iii), 1122(d)(3)(i)(C), and Item 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria Item 1122(d)(4)(iv), 1122(d)(4)(xi) and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed, to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2013. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, except for the servicing criteria listed above, which the Bank has determined are not applicable to the activities it performs.

Based on such assessment, management has concluded that, as of and for the year ended December 3l, 2013, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2013.

/s/ Willis H. Newton, Jr.
Willis H. Newton, Jr.	2-26-14
Executive Vice President and Chief Financial Officer	Date

/s/ Nancy Segreto
Nancy Segreto	2-26-14
Senior Vice President, Lending Services	Date

/s/ Tony Sachs
Tony Sachs	2-26-14
Vice President, Lending Strategies, Products, and Sales	Date

APPENDIX A

Investor #	Investor Name	Loan Count	Balance
70	Intrepid LLLP	9	$6,683,403.99
113	Washington Federal Savings	1	$241,660.07
120	Redwood Trust (Bear Stearns)	29	$25,195,966.11
122	Sequoia Mortgage Trust 2007-2	49	$52,219,483.99
123	SEMT 2007-3	14	$18,859,040.60
141	Delta Community Credit Union	26	$33,555,473.06
142	Sequoia Mortgage Trust 2013-12	64	$59,958,344.94
144	CSMC Trust 2013-IVR5	1	$651,524.13
146	Florida Community Bank, N.A.	44	$49,159,894.93
147	Citizens Bank of Pennsylvania	71	$61,781,754.74
149	Hudson Valley Bank	7	$10,152,450.61
151	CSMC Trust 2013-7	2	$1,928,921.50
152	Sequoia Mortgage Trust 2013-11	17	$15,017,611.07
153	Sequoia Mortgage Trust 2013-10	2	$1,488,387.33
154	CSMC Trust 2013-6	19	$21,646,984.27
155	JP Morgan Mortgage Trust 2013-3	120	$131,537,068.02
156	NRP Mortgage Trust 2013-1	461	$434,231,916.92
157	CSMC Trust 2013-HYB1	347	$380,225,174.16
158	CSMC Trust 2013-IVR4	37	$38,885,628.47
162	Citigroup Mortgage Loan Trust Series 2005-6	34	$19,131,227.43
163	SAMI II 2005-AR5	106	$107,202,249.09
164	MLCC 2005-3	48	$43,936,704.44
165	MLMI 2005-A10	34	$34,173,467.91
166	Redwood Residential Acquisition Corp	43	$37,079,756.18
167	Sequoia Mortgage Trust 2011-1	37	$35,845,493.67
168	Sequoia Mortgage Trust 2011-2	83	$59,921,542.86
169	Sequoia Mortgage Trust 2012-1	100	$98,875,812.30
172	SEMT 2012-2	104	$101,386,713.88
173	SEMT 2013-1	22	$24,574,257.22
174	Sequoia Mortgage Trust 2012-3	84	$85,527,317.22
175	Harbor View 2003-2	12	$6,086,713.91
176	Harbor View 2004-1	29	$14,959,024.98
177	Harbor View 2004-5	9	$5,170,785.71
178	Harbor View 2006-6	1	$415,643.68
179	Harbor View 2007-6	5	$2,480,794.47
180	MASTR 2003-5	3	$1,998,287.68
181	Sequoia Mortgage Trust 2012-5	75	$72,721,171.14
182	Sequoia Mortgage Trust 2013-2	330	$307,697,669.71
183	Sequoia Mortgage Trust 2013-3	84	$82,161,007.81
184	Sequoia Mortgage Trust 2013-4	60	$64,401,374.92
185	MASTI 2003-4	9	$6,061,387.88
187	Sequoia Mortgage Trust 2013-7	14	$11,955,950.87
188	Sequoia Mortgage Trust 2013-8	4	$2,707,259.73
189	CSMC Trust 2013-IVR3	30	$36,857,660.90
191	CSFB 2004-5	3	$931,749.26
192	CSFB 2004-6	6	$1,265,985.73
193	CSFB 2004-7	1	$373,890.43
194	TIAA-CREF Trust Company, FSB	314	$217,028,297.84
195	MLMI 2005-A1	29	$17,036,822.86
196	Merrill Lynch Bank	35	$28,489,580.28
197	MLCC 2006-2	68	$41,128,530.72
199	Sequoia Mortgage Trust 2012-4	59	$60,093,402.56
200	Sequoia Mortgage Trust 2012-6	36	$35,371,939.07
201	JP Morgan Mortgage Acq. Corp	96	$74,148,239.50
203	Scottrade Bank	113	$61,965,580.08
204	JP Morgan Mortgage Trust 2013-1	296	$228,422,287.32

Investor #	Investor Name	Loan Count	Balance
207	CSMC Trust 2013-IVR1	106	$93,786,659.57
209	CSMC Trust 2013-IVR2	180	$170,362,566.40
210	Washington Mutual (formerly Bank United of Texas)	1	$41,476.42
215	Bank United N.A.	48	$52,997,817.77
216	North Valley Bank	19	$21,834,188.76
217	Signature Bank	18	$24,128.650.26
218	RBS Financial Products Inc	2	$1,281,887.89
227	Washington Mutual (formerly Bank United of Texas)	3	$136,692.38
243	Chase Mortgage Services, Inc	1	$225,414.08
244	Independent National Mortgage	1	$368,175.15
248	Washington Mutual Bank, Flow Sales (PNC)	3	$729,115.20
250	CitiMortgage	9	$3,675,972.51
260	CitiMortgage	14	$3,017,131.38
312	Residential Funding	33	$13,598,828.16
313	BAFC 2011-SD1	1	$678,154.21
330	U.S. Bank	2	$280,211.96
344	Colson (Participated)	25	$5,436,475.86
346	GE Corporation	14	$15,655,787.44
347	JCH	1	$1,081,692.00
348	Faraday Capital, LLC	2	$995,150.00
355	Thornburg Mortgage (Wells Fargo Master Servicer)	648	$478,380,890.01
356	TMST 2008-1	3	$2,164,137.50
357	Everbank	31	$29,842,901.45
358	DLJ Mortgage Capital, Inc.	23	$23,171,122.37
414	Federal Home Mortgage Loan Association	8	$510,090.29
415	FNMA MBS	8	$594,212.69
510	CitiMortgage	7	$1,074,088.04
515	Fannie Mae-Laser	4,626	$1,612,569,252.94
516	Bank of New Canaan	3	$4,673,224.00
614	Federal Home Loan Mortgage Association	1	$55,425.61
633	Chase Mortgage Services, Inc	3	$176,132.50
636	Bank United of Florida	1	$34,436.92
637	Bank of America	4	$331,274.26
720	FRBPT 2002-FRB2	32	$20,093,240.77
730	FRBPT 2002-FRB1	50	$32,321,867.30
740	FRBPT 2001-FRB1	58	$44,562,583.58
750	Washington Mutual Bank	1	$452,977.75
760	FRBPT 2000-FRB1	22	$8,558,583.79
770	Bear Stearns	12	$3,737,082.89
775	AAR BART 2003-5 (Bear Stearns)	34	$13,879,311.65
777	HVMLT 2006-13	1	$750,000.00
780	FRBPT 2000-FRB2	34	$17,351,089.58

	Total	9,829	$6,078,602,243.44